                                                                    EXHIBIT 1(b)
                           J. C. PENNEY COMPANY, INC.

                             UNDERWRITING AGREEMENT

                                                                   April 9, 1997

CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BT SECURITIES CORPORATION
CHASE SECURITIES INC.
CITICORP SECURITIES, INC.
  c/o Credit Suisse First Boston Corporation
      11 Madison Avenue
      New York, N.Y. 10010

Ladies and Gentlemen:

     1. Introductory. J. C. PENNEY COMPANY, INC., a Delaware corporation ("Company"), proposes to issue and sell the debt securities described in Schedule B hereto (together, the "Debentures"). The Debentures will be issued under an Indenture, dated as of April 1, 1994, between the Company and First Trust of California, National Association, Successor Trustee to Bank of America National Trust and Savings Association (the "Indenture"). The several Underwriters set forth in Schedule A are hereinafter referred to as "Debenture Underwriters".

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the several Debenture Underwriters that:

          (a) Two registration statements (No. 333-06883 and No. 333-23339), including a prospectus for each, relating to the Debentures have been filed with the Securities and Exchange Commission ("Commission") and have become effective. Such registration statements, as amended to the date hereof (but excluding any amendments relating to securities which are not covered by this Agreement), are hereinafter referred to as the "Registration Statements", and the prospectus contained in Registration Statement No. 333-23339, as amended and supplemented by a Prospectus Supplement of even date herewith, including all material incorporated by reference therein, as the "Prospectus".

          (b) On the respective effective dates of the Registration Statements, as referred to in Section 2(a) hereof, each Registration Statement conformed in all material respects to the requirements of the Securities Act of 1933 ("Act"), the Trust Indenture Act of 1939 ("Trust Indenture Act"), and the published rules and regulations ("Rules and Regulations") of the Commission, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date hereof, each Registration Statement and the Prospectus conforms in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and none of such documents includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to (i) statements in or omissions from any of such documents based upon written information furnished to the Company by a Debenture Underwriter for use therein, or (ii) statements or omissions in that part of each Registration Statement which constitutes the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee.

     3. Purchase, Sale and Delivery of Debentures. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Debenture Underwriters, and the Debenture Underwriters agree, severally and not jointly, to purchase from the Company, at the purchase prices set forth in Schedule B hereto, plus accrued interest, if any, from April 14, 1997 to the Closing Date as defined below, the respective principal amounts of Debentures set forth in Schedule A hereto.

     The Company will deliver the Debentures to the Debenture Underwriters, at the office of The Chase Manhattan Bank, 450 West 33rd Street, Fifteenth Floor, New York, New York 10001, Attention: Guy Marzella, against payment of the purchase price by wire transfer to an account previously designated to Credit Suisse First Boston Corporation ("Credit Suisse First Boston") by the Company at a bank acceptable to Credit Suisse First Boston or by official bank check or checks in federal reserve (same day) funds drawn to the order of the Company, at the office of the Company, 6501 Legacy Drive, Plano, Texas 75024-3698, at 9:00 A.M., Dallas, Texas Time, on April 14, 1997 or at such other time not later than seven full business days thereafter as you and the Company determine, such time being herein referred to as the "Closing Date". The Debentures so to be delivered will be, unless otherwise mutually agreed by the Debenture Underwriters and the Company, in fully registered form, in such denominations and registered in such names as the Debenture Underwriters request, and will be made available for checking and packaging at the above office of The Chase Manhattan Bank, at least 24 hours prior to the Closing Date.

     4. Covenants of the Company. The Company covenants and agrees with the several Debenture Underwriters that:

          (a) The Company will advise the Debenture Underwriters promptly of any amendment or supplementation of the Registration Statements or the Prospectus with respect to the Debentures, and of the institution by the Commission of any stop order proceedings in respect of either Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (b) If at any time when a prospectus relating to the Debentures is required to be delivered under the Act any event occurs as a result of which the Prospectus as then amended or supplemented with respect to such Debentures would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statements or the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance.

          (c) Not later than 90 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Closing Date occurs, the Company will make generally available to its securityholders an earnings statement covering such 12-month period which will satisfy the provisions of Section 11(a) of the Act.

          (d) The Company will furnish to the Debenture Underwriters copies of each Registration Statement (one of which, to be delivered to counsel for the Debenture Underwriters, will be signed and include all exhibits), the Prospectus and supplements relating to the Debentures, in each case as soon as available and in such quantities as the Debenture Underwriters reasonably request.

          (e) The Company will use its best efforts to arrange for the qualification of the Debentures for sale, and the determination of their eligibility for investment, under the laws of such jurisdictions as the Debenture Underwriters reasonably designate and will diligently endeavor to continue such qualifications in effect so long as required for the distribution of the Debentures; provided, however, that the Company shall not be required to register or qualify, or to maintain qualification, as a foreign corporation nor, except as to matters and transactions relating to the offer or sale of the Debentures, consent to service of process generally in any state.

          (f) The Company will pay all expenses incident to the performance of its obligations under this Agreement, and will reimburse the Debenture Underwriters for any expenses (including fees and disbursements of counsel) incurred by the Debenture Underwriters in connection with qualification of the Debentures for sale, and determination of their eligibility for investment, under the laws of such jurisdictions as the Debenture Underwriters reasonably designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Debentures and for reasonable expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Debenture Underwriters.

          (g) So long as any of the Debentures are outstanding, the Company will furnish to the Debenture Underwriters (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (iii) from time to time, such other information concerning the Company as the Debenture Underwriters may reasonably request.

     5. Conditions of Obligations of the Debenture Underwriters. The obligations of the Debenture Underwriters to purchase and pay for the Debentures will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Debenture Underwriters shall have received a letter of KPMG Peat Marwick LLP dated the Closing Date, in form and substance satisfactory to them, with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statements and the Prospectus. Such letter shall be in substantially the form, and contain substantially the information, as those letters heretofore furnished by KPMG Peat Marwick LLP in connection with other underwritten offerings by the Company.

          (b) Prior to the Closing Date, no stop order suspending the effectiveness of either Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or the Debenture Underwriters, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company and its subsidiaries, taken as a whole, which, in the judgment of a majority in interest of the Debenture Underwriters, materially impairs the investment quality of the Debentures.

          (d) The Debenture Underwriters shall have received an opinion of C. R. Lotter, General Counsel of the Company, dated the Closing Date, to the effect that:

             (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification;

             (ii) The Indenture has been duly authorized, executed and delivered and has been duly qualified under the Trust Indenture Act; the Debentures have been duly authorized, executed, authenticated, issued and delivered and conform in all material respects to the description thereof contained in the Prospectus; and the Indenture and the Debentures constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

             (iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Debentures by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws;

             (iv) The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Debentures and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its property or any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property of the Company is subject, or the charter or bylaws of the Company, and the Company has full power and authority to authorize, issue and sell the Debentures as contemplated by this Agreement;

             (v) The Registration Statements have become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of either Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending under the Act; the Registration Statements and the Prospectus, as of the date of this Agreement, comply as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; there has not been disclosed to such counsel any information giving him reason to believe either that the Registration Statements, as of such date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statements and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statements or the Prospectus or to be filed as exhibits to the Registration Statements which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statements or the Prospectus; and

             (vi) This Agreement has been duly authorized, executed and delivered by the Company.

          (e) The Debenture Underwriters shall have received from Dewey Ballantine, counsel for the Debenture Underwriters, such opinion or opinions, dated the Closing Date, with respect to such of the matters stated in paragraph (d) hereof and other related matters as the Debenture Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (f) The Debenture Underwriters shall have received a certificate of the Chairman of the Board and Chief Executive Officer or any Vice President and a principal financial or accounting officer of the Company, dated the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of either Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Prospectus or as described in such certificate.

          (g) On the Closing Date, the Notes Underwriters (as defined in the Prospectus) shall have simultaneously purchased the Notes (as defined in the Prospectus) pursuant to that certain Underwriting Agreement, dated of even date herewith, among the Company and the Note Underwriters.

     The Company will furnish the Debenture Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Debenture Underwriters reasonably request.

     6. Indemnification. (a) The Company will indemnify and hold harmless each Debenture Underwriter and each person, if any, who controls any Debenture Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Debenture Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statements, the Prospectus or any amendment or supplement thereto (excluding any amendments or supplements relating to securities which are not covered by this Agreement), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Debenture Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Debenture Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made (i) in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Debenture Underwriter for use therein, or (ii) in that part of each Registration Statement constituting the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Debenture Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statements and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statements, the Prospectus or any amendment or supplement thereto (excluding any amendments or supplements relating to securities which are not covered by this Agreement), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Debenture Underwriter for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Debenture Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there has been a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Debentures (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Company and the Debenture Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Debenture Underwriters were treated as one entity for such purpose). No Debenture Underwriter or any person controlling such Debenture Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Debentures purchased by such Debenture Underwriter under this Agreement, less the aggregate amount of any damages which such Debenture Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The Debenture Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

     7. Default of Debenture Underwriters. If any Debenture Underwriter or Debenture Underwriters default in their obligations to purchase Debentures hereunder and the aggregate principal amount of the Debentures which such defaulting Debenture Underwriter or Debenture Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Debentures, Credit Suisse First Boston may make arrangements satisfactory to the Company for the purchase of such Debentures by other persons, including any of the Debenture Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Debenture Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Debentures which such defaulting Debenture Underwriters agreed but failed to purchase. If any Debenture Underwriter or Debenture Underwriters so default and the aggregate principal amount of Debentures with respect to which such default or defaults occur is more than 10% of the total principal amount of the Debentures and arrangements satisfactory to Credit Suisse First Boston and the Company for the purchase of such Debentures by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Debenture Underwriter or the Company, except as provided in
Section 8 hereof. As used in this Agreement, the term "Debenture Underwriter" includes any person substituted for a Debenture Underwriter under this Section. Nothing herein will relieve a defaulting Debenture Underwriter from liability for its default.

     8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties, and other statements of the Company and of the Debenture Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Debenture Underwriter or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Debentures. If this Agreement is terminated pursuant to Section 7 hereof or if for any reason the purchase of the Debentures by the Debenture Underwriters pursuant to this Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 hereof and the respective obligations of the Company and the Debenture Underwriters pursuant to Section 6 hereof shall remain in effect. If for any reason, the purchase of the Debentures by the Debenture Underwriters is not consummated other than because of the termination of this Agreement pursuant to
Section 7, the Company will reimburse the Debenture Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) incurred by them in connection with the offering of the Debentures.

     9. Notices. All communications hereunder will be in writing and if sent to the Debenture Underwriters will be mailed, delivered or telegraphed and confirmed c/o Credit Suisse First Boston, Attention: Investment Banking Department -- Transactions Advisory Group to the address first above written and if sent to the Company will be similarly sent, if by mail, to P.O. Box 10001, Dallas, Texas 75301-0001 and if sent otherwise, to 6501 Legacy Drive, Plano, Texas 75024-3698, Attention of the Secretary.

     10. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

     11. Representation of Debenture Underwriters. Credit Suisse First Boston, as representative, will act for the several Debenture Underwriters in connection with the offering of the Debentures, and any action under this Agreement taken by the Debenture Underwriters jointly or by Credit Suisse First Boston will be binding upon all the Debenture Underwriters.

     12. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the several Debenture Underwriters in accordance with its terms.

                                           Very truly yours,

                                           J. C. PENNEY COMPANY, INC.

                                           By /s/ ROBERT B. CAVANAUGH
                                             -----------------------------------
                                                Vice President and Treasurer

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

CREDIT SUISSE FIRST BOSTON
CORPORATION

MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED

BT SECURITIES CORPORATION

CHASE SECURITIES INC.

CITICORP SECURITIES, INC.

By CREDIT SUISSE FIRST BOSTON
CORPORATION

By /s/ DAVID RUSSELL
   ---------------------------------
         Managing Director

Acting on behalf of itself and as representative of the several Debenture Underwriters.

                                   SCHEDULE A

                                           PRINCIPAL AMOUNT OF   PRINCIPAL AMOUNT OF   PRINCIPAL AMOUNT OF
                                            7.95% DEBENTURES      8.125% DEBENTURES     7.40% DEBENTURES
              UNDERWRITER                       DUE 2017              DUE 2027              DUE 2037
              -----------                  -------------------   -------------------   -------------------

Credit Suisse First Boston
  Corporation...........................      $126,000,000          $147,000,000          $168,000,000
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated................       126,000,000           147,000,000           168,000,000
BT Securities Corporation...............        16,000,000            18,750,000            21,500,000
Chase Securities Inc. ..................        16,000,000            18,750,000            21,250,000
Citicorp Securities, Inc. ..............        16,000,000            18,500,000            21,250,000
                                              ------------          ------------          ------------
          Total.........................      $300,000,000          $350,000,000          $400,000,000
                                              ============          ============          ============

                                   SCHEDULE B

                         DESCRIPTION OF DEBT SECURITIES

Title of Securities:                   7.95% Debentures Due 2017       8.125% Debentures Due 2027

Aggregate Principal Amount:            $300,000,000                    $350,000,000

Interest rate:                         7.95% per annum commencing      8.125% per annum commencing
                                       April 14, 1997                  April 14, 1997

Interest payment dates:                April 1 and October 1           April 1 and October 1
                                       commencing October 1, 1997      commencing October 1, 1997

Maturity date:                         April 1, 2017                   April 1, 2027

Purchase price:                        98.645%                         96.678%

Initial public offering price:         99.520%                         97.553%

Dealers' concession:                   0.500%                          0.500%

Reallowance:                           0.250%                          0.250%

Redemption:                            Not redeemable prior to         Redeemable in whole or in
                                       maturity                        part, at the option of the
                                                                       Company, on and after April 1,
                                                                       2007, at the following
                                                                       redemption prices (expressed
                                                                       as a percentage of principal
                                                                       amount) if redeemed during the
                                                                       12-month period beginning
                                                                       April 1 of the years
                                                                       indicated: 102.839% in 2007,
                                                                       102.555% in 2008, 102.271% in
                                                                       2009, 101.987% in 2010,
                                                                       101.703% in 2011, 101.420% in
                                                                       2012, 101.136% in 2013,
                                                                       100.852% in 2014, 100.568% in
                                                                       2015, 100.284% in 2016, and
                                                                       thereafter at 100% of the
                                                                       principal amount thereof,
                                                                       together with accrued interest
                                                                       to the date of redemption.

Optional Repayment:                    None                            None

Title of Securities:                   7.40% Debentures Due 2037
Aggregate Principal Amount:            $400,000,000
Interest rate:                         7.40% per annum commencing
                                       April 14, 1997
Interest payment dates:                April 1 and October 1
                                       commencing October 1, 1997
Maturity date:                         April 1, 2037
Purchase price:                        99.299%
Initial public offering price:         99.924%
Dealers' concession:                   0.375%
Reallowance:                           0.250%
Redemption:                            Not redeemable prior to
                                       maturity

Optional Repayment:                    Repayment may be required at
                                       the option of the holder on
                                       April 1, 2005 at 100% of the
                                       principal amount thereof,
                                       together with accrued and
                                       unpaid interest to April 1,
                                       2005